FIRST AMENDMENT TO lease

                  THIS FIRST AMENDMENT TO lease (the "First Amendment") is made as of this ______ day of November, 2000, by and between WHTS freedom circle partners II, llc, a Delaware limited liability company ("Landlord"), and pmc-sierra, inc., a Delaware corporation ("Tenant").

                                    RECITALS:

                  Landlord and Tenant are parties to that certain written Lease, dated July 20, 2000 (the "Lease"), under the terms of which Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, certain premises (the "Initial Premises") comprising the entire first, second, third, fourth, fifth and sixth floors of that certain building to be developed by Landlord, commonly known as Mission Towers II, 3985 Freedom Circle Drive, Santa Clara, California (the "Building").

                  Landlord and Tenant now desire to amend the Lease to provide for the expansion of the Initial Premises to comprise the entire seventh, eighth, ninth, tenth, eleventh and twelfth floors of the Building, as more particularly described on Exhibits "A-1," "A-2," "A-3," "A-4," "A-5" and "A-6" attached hereto (the "Expansion Premises").

                  NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

                  1. All defined terms as used in this First Amendment shall have the same meanings ascribed to such terms in the Lease, unless otherwise expressly set forth herein.

                  2. Article 1 of the Lease is hereby amended to provide that the Premises shall comprise the Initial Premises and the Expansion Premises.

                  3. Article 1 of the Lease is hereby further amended to provide that Tenant's Proportionate Share shall mean 100%.

                  4. Article 1 of the Lease is hereby further amended to provide that the area of the Expansion Premises shall be as follows:

        Floor 7:         24,736 rentable square feet (22,265 usable square feet)
        Floor 8:         24,736 rentable square feet (22,265 usable square feet)
        Floor 9:         24,736 rentable square feet (22,265 usable square feet)
        Floor 10:        24,624 rentable square feet (22,164 usable square feet)
        Floor 11:        24,624 rentable square feet (22,164 usable square feet)
        Floor 12:        24,624 rentable square feet (22,164 usable square feet)
        Total:         148,080 rentable square feet (133,287 usable square feet)

                  5. Article 1 of the Lease is hereby further amended to provide that Fixed Rent payable for the Expansion Premises shall be as follows:

                Period                Per Annum                       Per Month
                ------                ---------                       ---------
                Year 1              $11,106,000.00                   $925,500.00
                Year 2              $11,494,710.00                   $957,892.50
                Year 3              $11,897,024.88                   $991,418.74
                Year 4              $12,313,420.68                 $1,026,118.39
                Year 5              $12,744,390.48                 $1,062,032.54
                Year 6              $13,190,444.16                 $1,099,203.68
                Year 7              $13,652,109.60                 $1,137,675.80
                Year 8              $14,129,933.52                 $1,177,494.46
                Year 9              $14,624,481.12                 $1,218,706.76
                Year 10             $15,136,338.00                 $1,261,361.50

                  6. Article 1 of the Lease is hereby further amended to provide that the Security Deposit shall be increased by $750,000.00 to a total amount equal to $2,750,000.00. Concurrently with Tenant's execution of this First Amendment, Tenant shall execute and deliver to Landlord either a new Letter of Credit, complying with the terms of Section 27.2 of the Lease, in the face amount of $750,000.00, or an amendment to the existing Letter of Credit increasing the face amount thereof to $2,750,000.00.

                  7. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord either cash or a letter of credit in the amount of one month's Fixed Rent for the Expansion Premises (the "Advance Rent Letter of Credit"). The Advance Rent Letter of Credit shall comply with the requirements set forth in Section 27.2 of the Lease. If Tenant elects to pay the first month's Fixed Rent through the delivery of the Advance Rent Letter of Credit, then Tenant shall pay one month's Fixed Rent for the Expansion Premises (the "Advance Rent") 90 days prior to the anticipated Commencement Date of the Lease. Upon Tenant's payment of the Advance Rent for the Expansion Premises, Landlord shall return the Advance Rent Letter of Credit to Tenant.

                  8. Tenant hereby acknowledges and agrees that Landlord has commenced construction of the Building.

                  9. Section 27.5 is hereby amended to provide that the Reduction Minimum shall mean $1,230,000.00.

                  10. The second sentence of Section 29.1 of the Lease is hereby amended by the deletion of the words, "15 months" and the insertion in their place and stead of the words, "18 months."

                  11. Section 32.2 of the Lease is hereby amended in its entirety to read as follows:

                                    Tenant  shall  have the  right,  during  the
                           Term, to install one sign (on the eastern elevation of the Building facing Freedom Circle) (the "Additional Sign"), subject to the same terms and conditions as provided in Section 32.1 for the Eyebrow Sign.

                  12. Clause (z) in the definition of Excluded Expenses as set forth in Exhibit "B" is hereby amended by the deletion of the words, "Mission Towers II" and the insertion of the words, "Mission Towers I" in their place and stead.

                  13. All of the terms and provisions of the Workletter attached to the Lease as Exhibit "C" shall be applicable to the construction of the Initial Installations to the Expansion Premises; it being understood and agreed by Landlord and Tenant that the amount of Landlord's Contribution shall not be increased in connection with the expansion of the Premises to include the Expansion Premises.

                  14. Landlord and Tenant each represent that they have dealt with no brokers in connection with this First Amendment (other than Tishman Speyer Properties, L.P., Cornish & Carey Commercial and Colliers International), and each of Landlord and Tenant shall indemnify the other party from and against any and all claims for brokerage commissions in connection with this First Amendment. Landlord shall be responsible for paying Colliers International a brokerage commission pursuant to the terms of a separate agreement.

                  15. Except as expressly modified by the terms of this First Amendment, the Lease remains unchanged and in full force and effect. In the event of any conflict between this First Amendment and the Lease, the terms of this First Amendment shall control. Tenant acknowledges that Landlord is not in default in the performance of any of its obligations under the Lease, and that Tenant has no claims or setoffs of any kind.

                  IN WITNESS  WHEREOF,  Landlord and Tenant have  executed  this
First Amendment to Office Lease in quadruplicate as of the dates set forth below, and it shall be effective as of the latter of such dates.

LANDLORD:                                         TENANT:

WHTS FREEDOM CIRCLE  PARTNERS II,                 PMC-Sierra, INC.
L.L.C.,  a Delaware  limited liability company    a Delaware corporation


By:  Tishman  Speyer/Travelers  Real Estate
     Venture,  L.P., a Delaware limited
     partnership                                  By: __________________________
                                                  Its:__________________________

     By: ________________________________
     Its:________________________________         By:
     Dated:   November ____, 2000                 Its:
                                                  Dated:   November ____, 2000

and

By:  Whitehall  Street Real Estate Limited
     Partnership  IX, a Delaware limited
     partnership, its managing member

     By: WH Advisors,  L.L.C. IX, a Delaware
         limited liability company

         By:  _____________________________
         Its: _____________________________
              Dated:  November  ____, 2000